Exhibit 99.1

Snap Inc. Announces First Quarter 2022 Financial Results

Daily Active Users increased 18% year-over-year to 332 million

Revenue increased 38% year-over-year to $1,063 million

Operating cash flow was $127 million and Free Cash Flow was $106 million

SANTA MONICA, Calif. – April 21, 2022 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2022.

“Our first quarter results reflect the underlying momentum in our business through a challenging operating environment, as we grew our community 18% year-over-year to reach 332 million, and grew our revenue 38% year-over-year to reach $1.06 billion for the quarter,” said Evan Spiegel, CEO. “We remain focused on providing value for our growing community, delivering ROI for our advertising partners, and investing against our enormous opportunity in augmented reality. We’re excited to share many new products and services at our annual Snap Partner Summit next week.”

Q1 2022 Financial Highlights

•	Revenue increased 38% to $1,063 million, compared to the prior year.
•	Net loss was $360 million, compared to $287 million in the prior year.
•	Adjusted EBITDA was $64 million, compared to $(2) million in the prior year.
•	Operating cash flow was $127 million, compared to $137 million in the prior year.
•	Free Cash Flow was $106 million, compared to $126 million in the prior year.

	Three Months Ended March 31,		Percent
	2022	2021	Change
(Unaudited)	(in thousands, except per share amounts)
Revenue	$1,062,727	$769,584	38%
Operating loss	$(271,527)	$(303,606)	11%
Net loss	$(359,624)	$(286,882)	(25)%
Adjusted EBITDA(1)	$64,468	$(1,709)	3872%
Net cash provided by operating activities	$127,459	$136,886	(7)%
Free Cash Flow(2)	$106,284	$126,035	(16)%
Diluted net loss per share attributable to common stockholders	$(0.22)	$(0.19)	(16)%
Non-GAAP diluted net (loss) income per share(3)	$(0.02)	$0.00	(1528)%
Common shares outstanding plus shares underlying stock-based awards	1,707,629	1,629,191	5%

(1)	See page 10 for reconciliation of net loss to Adjusted EBITDA.
(2)	See page 10 for reconciliation of net cash provided by operating activities to Free Cash Flow.
(3)	See page 11 for reconciliation of diluted net (loss) income per share to non-GAAP diluted net (loss) income per share.

Q1 2022 Summary & Key Highlights

The Snapchat community is active, engaged, and growing:

•	DAUs were 332 million in Q1 2022, an increase of 52 million, or 18%, year-over-year.
•	DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.

We invested and innovated in our augmented reality platform:

•	Over 250 million Snapchatters engaged with augmented reality every day on average.
•	Snapchatters engaged with Valentine’s Day Lenses over 9 billion times, which is more than twice as much as last year.
•	Snapchatters played with Lenses created by our community more than twice as much compared with Q1 2021.
•

We launched Custom Landmarkers in Lens Studio, allowing creators to build location-based Lenses to anchor Lenses to local places they care about–from statues to storefronts–to tell richer stories about their communities through AR.

•

In partnership with Tukwini Mandela and Black Cultural Archives, we released our “Hidden Black Stories” Local Lens, transforming Trafalgar Square into an AR experience that showcases key moments, figures, and stories from Black British History.

•

To celebrate Lunar New Year, we released an AR Lens showcasing the first independent Asian-American bookshop in New York City as well as a Lens using our Sky Segmentation technology to overlay a tiger jumping through the clouds.

We grew our content offerings:

•	Total daily time spent by Snapchatters aged 25 and older engaging with shows and publisher content increased by more than 25% year-over-year.
•	We expanded our global content offering by partnering with News UK, TF1 and Le Monde in France, and MBC and Al Arabiya in the Middle East.
•

We recently announced Dynamic Stories, a new Discover format that allows publishers to automatically create Stories based on news they publish online to help Snapchatters learn about the world as it happens–early partners include GQ, Vogue, CNN, ESPN, and The Wall Street Journal.

•	Six Discover partners reached over 100 million global viewers each in Q1 2022.
•

Over 10 million viewers have watched “Breakwater,” our new Snap Original about a dystopian future caused by climate change that featured episodic AR Lenses in partnership with Verizon, helping Snapchatters to immerse themselves in the show.

•	We observed a 350% increase in the number of Spotlight submissions using creative tools or Lenses compared with Q1 2021.

We expanded our product and partner ecosystem:

•	In Q1 2022, Snapchatters opened Places from the Snap Map more than twice as much as Q1 2021.
•	We released Live Location, a new safety feature for our Snap Map that allows users to share their precise location with a chosen list of friends and family for a specified duration.
•	We added several new features to our Communications platform, including Chat Replies, Bitmoji Reactions, and Poll Stickers.
•

We partnered with Discover publisher Wave Sports + Entertainment to launch their Gym Heroes Mini, a social fitness experience on Snapchat that offers original daily fitness challenges and full workouts curated by experts.

•	We introduced Outfit Sharing, making it easier for Snapchatters to share their Bitmoji outfits with friends directly from their Profile.

We expanded our offering for advertisers:

•	Online retail platform GOAT uploaded two AR shoe try-on Lenses to its Public Profile, and saw over 1 million plays in the first week alone.
•	Revenue from Dynamic Ads more than tripled year-over-year, as we have increasingly seen advertisers leverage their product catalogs to automatically create ads in real time.
•	We launched our first AR certification on Snap Focus, a five-part online course teaching advertisers how to build, scale, optimize, and measure AR Lens campaigns for a variety of marketing objectives.
•	We announced mid-roll ads in Snap Star Public Stories, allowing select Creators to participate in a mid-roll ad revenue sharing program in Stories.
•	We published our latest Snapchat Generation Report, providing advertisers with key insights into how Snapchatters are using the app, what makes them happy, and their shopping habits.

Financial Guidance

The following forward-looking statements reflect our expectations for the second quarter of 2022 as of April 21, 2022, and are subject to substantial uncertainty. This guidance assumes constant foreign currency rates, and among other things, that no business acquisitions, divestitures, investments, exits, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q2 2022 Outlook

•	Revenue growth year-over-year is estimated to be between 20% and 25%.
•	Adjusted EBITDA is estimated to be between breakeven and $50 million.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense, other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and other payroll related tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, geo-political conflicts, and the COVID-19 pandemic, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of historical profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; future acquisitions, divestitures or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the geo-political conflicts and the COVID-19 pandemic, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and other payroll related tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and other payroll related tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(359,624)	$(286,882)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,100	23,498
Stock-based compensation	275,444	237,073
Amortization of debt issuance costs	1,413	1,044
Losses (gains) on debt and equity securities, net	79,127	(22,518)
Other	1,125	6,836
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	126,027	129,316
Prepaid expenses and other current assets	(27,178)	(12,436)
Operating lease right-of-use assets	16,984	11,198
Other assets	(308)	(898)
Accounts payable	54,980	56,505
Accrued expenses and other current liabilities	(62,828)	5,349
Operating lease liabilities	(17,816)	(13,295)
Other liabilities	2,013	2,096
Net cash provided by operating activities	127,459	136,886
Cash flows from investing activities
Purchases of property and equipment	(21,175)	(10,851)
Purchases of strategic investments	(150)	(1,350)
Cash paid for acquisitions, net of cash acquired	(788)	(108,912)
Purchases of marketable securities	(1,342,381)	(523,219)
Sales of marketable securities	9,777	108,056
Maturities of marketable securities	342,545	816,931
Other	(5,493)	(100)
Net cash (used in) provided by investing activities	(1,017,665)	280,555
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	1,483,500	—
Purchase of capped calls	(177,000)	—
Proceeds from the exercise of stock options	2,266	4,453
Net cash provided by financing activities	1,308,766	4,453
Change in cash, cash equivalents, and restricted cash	418,560	421,894
Cash, cash equivalents, and restricted cash, beginning of period	1,994,723	546,543
Cash, cash equivalents, and restricted cash, end of period	$2,413,283	$968,437
Supplemental disclosures
Cash paid for income taxes, net	$2,636	$11,008
Cash paid for interest	3,454	5,127

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$1,062,727	$769,584
Costs and expenses:
Cost of revenue	420,897	412,601
Research and development	455,563	348,580
Sales and marketing	241,886	150,286
General and administrative	215,908	161,723
Total costs and expenses	1,334,254	1,073,190
Operating loss	(271,527)	(303,606)
Interest income	3,123	1,137
Interest expense	(5,173)	(5,031)
Other (expense) income, net	(77,537)	22,058
Loss before income taxes	(351,114)	(285,442)
Income tax expense	(8,510)	(1,440)
Net loss	$(359,624)	$(286,882)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.22)	$(0.19)
Diluted	$(0.22)	$(0.19)
Weighted average shares used in computation of net loss per share:
Basic	1,619,113	1,501,636
Diluted	1,619,113	1,501,636

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,412,372	$1,993,809
Marketable securities	2,588,619	1,699,076
Accounts receivable, net of allowance	941,715	1,068,873
Prepaid expenses and other current assets	117,102	92,244
Total current assets	6,059,808	4,854,002
Property and equipment, net	214,441	202,644
Operating lease right-of-use assets	426,027	322,252
Intangible assets, net	292,310	277,654
Goodwill	1,645,284	1,588,452
Other assets	307,067	291,302
Total assets	$8,944,937	$7,536,306
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$180,387	$125,282
Operating lease liabilities	51,684	52,396
Accrued expenses and other current liabilities	610,728	674,108
Total current liabilities	842,799	851,786
Convertible senior notes, net	3,736,843	2,253,087
Operating lease liabilities, noncurrent	426,834	325,509
Other liabilities	375,425	315,756
Total liabilities	5,381,901	3,746,138
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,378,259 shares issued and outstanding at March 31, 2022, and 3,000,000 shares authorized, 1,364,887 shares issued and outstanding at December 31, 2021.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,677 shares issued and outstanding at March 31, 2022, and 700,000 shares authorized, 22,769 shares issued and outstanding at December 31, 2021.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at March 31, 2022, and 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2021.	2	2
Additional paid-in capital	12,211,123	12,069,097
Accumulated other comprehensive income (loss)	(4,013)	5,521
Accumulated deficit	(8,644,090)	(8,284,466)
Total stockholders’ equity	3,563,036	3,790,168
Total liabilities and stockholders’ equity	$8,944,937	$7,536,306

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Free Cash Flow reconciliation:
Net cash provided by operating activities	$127,459	$136,886
Less:
Purchases of property and equipment	(21,175)	(10,851)
Free Cash Flow	$106,284	$126,035

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA reconciliation:
Net loss	$(359,624)	$(286,882)
Add (deduct):
Interest income	(3,123)	(1,137)
Interest expense	5,173	5,031
Other expense (income), net	77,537	(22,058)
Income tax expense	8,510	1,440
Depreciation and amortization	38,100	23,498
Stock-based compensation expense	275,444	237,073
Payroll and other tax expense related to stock-based compensation	22,451	41,326
Adjusted EBITDA	$64,468	$(1,709)

Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2022	2021
Depreciation and amortization expense:
Cost of revenue	$5,512	$5,276
Research and development	22,123	11,036
Sales and marketing	7,392	3,186
General and administrative	3,073	4,000
Total	$38,100	$23,498

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2022	2021
Stock-based compensation expense:
Cost of revenue	$2,446	$2,656
Research and development	182,866	163,793
Sales and marketing	42,071	29,084
General and administrative	48,061	41,540
Total	$275,444	$237,073

	Three Months Ended March 31,
	2022	2021
Non-GAAP net (loss) income reconciliation:
Net loss	$(359,624)	$(286,882)
Amortization of intangible assets	22,505	10,445
Stock-based compensation expense	275,444	237,073
Payroll and other tax expense related to stock-based compensation	22,451	41,326
Income tax adjustments	(61)	589
Non-GAAP net (loss) income	$(39,285)	$2,551

Weighted-average common shares - Diluted	1,619,113	1,501,636

Non-GAAP diluted net (loss) income per share reconciliation:
Diluted net loss per share	$(0.22)	$(0.19)
Non-GAAP adjustment to net loss	0.20	0.19
Non-GAAP diluted net (loss) income per share	$(0.02)	$0.00

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(52,545)	$136,886	$(101,086)	$71,552	$185,528	$127,459
Net cash provided by (used in) operating activities - YoY (year-over-year)	21%	(2079)%	(52)%	231%	453%	(7)%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$(167,644)	$(37,041)	$(71,573)	$54,807	$292,880	$283,453
Purchases of property and equipment	$(16,447)	$(10,851)	$(14,623)	$(19,836)	$(24,565)	$(21,175)
Purchases of property and equipment - YoY	81%	—	(7)%	35%	49%	95%
Purchases of property and equipment - TTM	$(57,832)	$(57,792)	$(56,648)	$(61,757)	$(69,875)	$(80,199)
Free Cash Flow	$(68,992)	$126,035	$(115,709)	$51,716	$160,963	$106,284
Free Cash Flow - YoY	9%	2835%	(41)%	174%	333%	(16)%
Free Cash Flow - TTM	$(225,476)	$(94,833)	$(128,221)	$(6,950)	$223,005	$203,254
Common shares outstanding	1,503,333	1,519,001	1,576,744	1,605,153	1,619,283	1,632,563
Common shares outstanding - YoY	6%	6%	8%	8%	8%	7%
Shares underlying stock-based awards	126,287	110,190	104,516	92,726	82,814	75,066
Shares underlying stock-based awards - YoY	(21)%	(26)%	(31)%	(33)%	(34)%	(32)%
Total common shares outstanding plus shares underlying stock-based awards	1,629,620	1,629,191	1,681,260	1,697,879	1,702,097	1,707,629
Total common shares outstanding plus shares underlying stock-based awards - YoY	3%	3%	4%	5%	4%	5%

Results of Operations
Revenue	$911,322	$769,584	$982,108	$1,067,471	$1,297,885	$1,062,727
Revenue - YoY	62%	66%	116%	57%	42%	38%
Revenue - TTM	$2,506,626	$2,813,732	$3,341,682	$3,730,485	$4,117,048	$4,410,191
Revenue by region(1)
North America	$659,163	$552,972	$701,735	$786,917	$932,077	$758,261
North America - YoY	73%	75%	129%	60%	41%	37%
North America - TTM	$1,774,481	$2,011,803	$2,406,798	$2,700,787	$2,973,701	$3,178,990
Europe	$141,608	$113,619	$152,268	$153,121	$208,912	$162,132
Europe - YoY	54%	49%	94%	49%	48%	43%
Europe - TTM	$399,221	$436,342	$509,975	$560,616	$627,920	$676,433
Rest of World	$110,551	$102,993	$128,105	$127,433	$156,896	$142,334
Rest of World - YoY	27%	46%	86%	53%	42%	38%
Rest of World - TTM	$332,924	$365,587	$424,909	$469,082	$515,427	$554,768
Operating loss	$(97,236)	$(303,606)	$(192,512)	$(180,824)	$(25,127)	$(271,527)
Operating loss - YoY	62%	(6)%	38%	(8)%	74%	11%
Operating loss - Margin	(11)%	(39)%	(20)%	(17)%	(2)%	(26)%
Operating loss - TTM	$(862,072)	$(879,314)	$(761,218)	$(774,178)	$(702,069)	$(669,990)
Net (loss) income	$(113,099)	$(286,882)	$(151,664)	$(71,959)	$22,550	$(359,624)
Net (loss) income - YoY	53%	6%	53%	64%	120%	(25)%
Net (loss) income - TTM	$(944,839)	$(925,785)	$(751,498)	$(623,604)	$(487,955)	$(560,697)
Adjusted EBITDA	$165,609	$(1,709)	$117,403	$174,199	$326,793	$64,468
Adjusted EBITDA - YoY	291%	98%	223%	209%	97%	3872%
Adjusted EBITDA - Margin(2)	18%	—	12%	16%	25%	6%
Adjusted EBITDA - TTM	$45,163	$124,691	$337,664	$455,502	$616,686	$682,863

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

(2)	We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Other
DAU (in millions)	265	280	293	306	319	332
DAU - YoY	22%	22%	23%	23%	20%	18%
DAU by region (in millions)
North America	92	93	95	96	97	98
North America - YoY	6%	5%	6%	7%	6%	5%
Europe	74	77	78	80	82	84
Europe - YoY	10%	9%	10%	11%	11%	10%
Rest of World	99	111	120	130	140	150
Rest of World - YoY	55%	57%	55%	49%	41%	36%
ARPU	$3.44	$2.74	$3.35	$3.49	$4.06	$3.20
ARPU - YoY	33%	36%	76%	28%	18%	17%
ARPU by region
North America	$7.19	$5.94	$7.37	$8.20	$9.58	$7.77
North America - YoY	63%	66%	116%	49%	33%	31%
Europe	$1.91	$1.48	$1.95	$1.92	$2.54	$1.93
Europe - YoY	39%	36%	76%	34%	33%	30%
Rest of World	$1.11	$0.93	$1.07	$0.98	$1.12	$0.95
Rest of World - YoY	(18)%	(7)%	20%	3%	1%	2%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	3,863	4,043	4,667	5,190	5,661	6,131
Employees - YoY	21%	18%	31%	40%	47%	52%

Depreciation and amortization expense
Cost of revenue	$5,533	$5,276	$4,727	$4,876	$4,832	$5,512
Research and development	10,723	11,036	14,358	17,321	19,444	22,123
Sales and marketing	3,136	3,186	5,162	6,306	7,118	7,392
General and administrative	3,419	4,000	4,023	4,007	3,469	3,073
Total	$22,811	$23,498	$28,270	$32,510	$34,863	$38,100
Depreciation and amortization expense - YoY	11%	11%	35%	49%	53%	62%

Stock-based compensation expense
Cost of revenue	$2,896	$2,656	$2,847	$9,132	$2,586	$2,446
Research and development	155,436	163,793	174,491	198,893	202,953	182,866
Sales and marketing	28,964	29,084	37,491	51,675	45,991	42,071
General and administrative	32,586	41,450	41,771	41,198	46,034	48,061
Total	$219,882	$237,073	$256,600	$300,898	$297,564	$275,444
Stock-based compensation expense - YoY	32%	38%	38%	57%	35%	16%